UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 15, 2013

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

65-1102237
(IRS Employer Identification Number)

39 Old Ridgebury Road
Danbury, Connecticut 06180
  (Address of principal US executive offices)

 Tel: (917) 796-9926
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 15, 2013, Stella M. Sung, Ph.D. was appointed as the Chief Operating Officer of the Tauriga Sciences, Inc. (the “Company”).

Dr. Sung brings almost twenty years of leadership experience in the healthcare sector as both a senior operating executive and an early stage life science venture capitalist. Dr. Sung is currently Business Development Officer of Avita Medical, a public regenerative medicine company, and Managing Director of Pearl Street Venture Fund, a life science venture fund. She previously held the position of Chief Business Officer of Cylene Pharmaceuticals, a venture-backed oncology company. Dr. Sung has served as a Managing Director or General Partner for several life science venture firms, including Coastview Capital (founded by former Amgen CEO Gordon Binder) and Oxford Bioscience Partners. She has led venture rounds of financing for seven transactions, co-founded two biotechnology companies, served on seven Boards of Directors and served as Chairman of the Board for four biotechnology companies.

Previously, she focused on life science and health care investments at Advent International, a global private equity firm that has raised over $6 billion in cumulative capital to date. Dr. Sung received her B.S. in chemistry from The Ohio State University and her Ph.D. in chemistry from Harvard University, where she was a National Science Foundation Pre-Doctoral Fellow. She earned her Harvard Ph.D. under the guidance of Professor Dudley Herschbach, the 1986 Nobel Laureate in Chemistry.

Family Relationships

There are no family relationships between any of the Company’s directors or officers and Dr. Sung.

Related Party Transactions

There are no related party transactions with respect to Dr. Sung reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Compensatory Arrangements

On April 15, 2013, Dr. Sung was granted 2,500,000 shares of the Company’s common stock, par value $0.001.  All such shares are “restricted” as such term is defined by the Securities Act of 1933.  The Company has not entered into any other compensatory agreements or plan with Dr. Sung.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.            Description

99.1	Press release dated April 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAURIGA SCIENCES, INC

Date: April 24, 2013	By:	/s/ Seth M. Shaw
Seth M. Shaw
Chief Executive Officer